Exhibit 23-a



                    INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this registration statement of Rockwell International Corporation on Form S-8 of our report dated November 3, 1999 appearing in the Annual Report on Form 10-K of Rockwell International Corporation for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this registration statement.


DELOITTE & TOUCHE LLP



Milwaukee, Wisconsin
June 2, 2000